CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 35 to the Registration Statement on Form N-1A (File Nos. 002-89287 and 811-03967) of our report dated November 26, 2008 relating to the September 30, 2008 financial statements and financial highlights of First Investors Cash Management Fund, First Investors Government Fund, First Investors Investment Grade Fund and First Investors Fund For Income, each a series of First Investors Income Funds, which are included in said Registration Statement.

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

January 26, 2009